UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

INAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9741	59-0920629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5540 Ekwill Street Santa Barbara, California	93111-2936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 683-6761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 13, 2005, Inamed Corporation (“Inamed”) issued a press release announcing that Inamed, Medicis Pharmaceutical Corporation (“Medicis”) and Medicis’ wholly-owned subsidiary, Masterpiece Acquisition Corp. (“Masterpiece”), have mutually terminated the Agreement and Plan of Merger (the “Medicis Merger Agreement”), that the parties previously executed on March 20, 2005.  In connection with the termination of the Medicis Merger Agreement, Inamed cancelled its special meeting of stockholders scheduled for December 19, 2005 but will proceed with its annual stockholders meeting scheduled that same day.  A copy of the press release is attached hereto as Exhibit 99.1.

On December 13, 2005, Inamed, Medicis and Masterpiece entered into a merger termination agreement (the “Termination Agreement”), which provides that the Medicis Merger Agreement terminated effective immediately upon the parties’ execution of the Termination Agreement and Medicis’ receipt from Inamed of a $90,000,000 termination fee and an additional $481,985 in expense reimbursement fees (collectively, the “Termination Fees”).  Inamed paid the Termination Fees in full on December 13, 2005.  The Termination Agreement also provides for a mutual release of claims in connection with the termination of the Medicis Merger Agreement.  A copy of the Termination Agreement is attached hereto as Exhibit 10.63.

Item 1.02 – Termination of a Material Definitive Agreement.

On December 13, 2005, the Medicis Merger Agreement was terminated in its entirety pursuant to the terms and conditions of the Termination Agreement that was executed by Inamed, Medicis and Masterpiece.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2005, Inamed paid to Medicis the Termination Fees in accordance with the terms and conditions of the Termination Agreement that was executed by Inamed, Medicis and Masterpiece.

Additional Information about Allergan Tender Offer and Where to Find It

In connection with the pending tender offer by Allergan, Inc. (“Allergan”), Allegan filed a Schedule TO and Registration Statement on Form S-4 that contains a prospectus and Inamed filed a Schedule 14D-9 and a related amendment. The Allergan Registration Statement on Form S-4 has not yet become effective. INVESTORS AND SECURITY HOLDERS OF INAMED ARE URGED TO READ THE  SCHEDULE TO, THE SCHEDULE 14D-9 AND THE PRELIMINARY VERSION OF THE ALLERGAN REGISTRATION STATEMENT AND PROSPECTUS. The definitive versions of these materials and other relevant materials (when they become available), and any other documents filed by Inamed or Allergan with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inamed by directing a written request to: Inamed, 5540 Ekwill Street, Santa Barbara, CA 93111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus, Schedule TO, Schedule 14D-9 and the other relevant materials when they become available before making any investment decision with respect to the Allergan tender offer.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  Inamed has discontinued solicitation of proxies for the cancelled special meeting of stockholders.

Item 9.01 – Financial Statements and Exhibits.

(c)           Exhibits.

10.63

Merger Termination Agreement, dated as of December 13, 2005, by and among Medicis Pharmaceutical Corporation, a Delaware corporation, Masterpiece Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, and Inamed Corporation.

99.1	Press Release of Inamed Corporation, dated December 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION

Date: December 13, 2005
	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb
Executive Vice President, Secretary and General Counsel